UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2006 (November 7, 2006)

JDS UNIPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ ❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ ❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ ❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ ❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 17, 2006, Peter A. Guglielmi notified JDS Uniphase Corporation (the “Company”) that he would be retiring effective immediately prior to the Annual Meeting to be held on November 14, 2006 (the “Annual Meeting”), and would not be seeking reelection to the Board at the Company’s Annual Meeting. Mr. Guglielmi’s retirement was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices, nor did Mr. Guglielmi furnish the Company with a letter describing any disagreement or requesting that any matter be disclosed.

On November 1, 2006, Mr. Guglielmi passed away after a long illness.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2006, the Bylaws of the Company were previously amended and restated (the “Amended and Restated Bylaws”) to decrease the number of directors from ten (10) to nine (9), with such Amended and Restated Bylaws to become effective immediately prior to the Annual Meeting.

On November 2, 2006, the Board voted to make the Amended and Restated Bylaws, and thereby the decrease in the number of directors, effective immediately.

A copy of the Amended and Restated Bylaws incorporating the change in the authorized number of directors of the Company is attached hereto as Exhibit 3.5 and is incorporated by reference herein.

Item 8.01 Other Events.

The Company issued a press release on November 6, 2006, announcing that it neither endorses nor recommends the below-market “mini-tender” offer from TRC Capital Corporation. The text of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
3.5	Amended and Restated Bylaws of JDS Uniphase Corporation, effective as of November 2, 2006.
99.1	Press Release of JDS Uniphase Corporation, dated November 6, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

Date: November 7, 2006	By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President, Corporate Marketing and Development and Chief Legal Officer